UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 9, 2020

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Units Representing Limited Partnership Interests	KRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

On January 9, 2020, Kimbell Royalty Partners, LP, a Delaware limited partnership (“Kimbell”), and Kimbell Royalty Operating, LLC, a Delaware limited liability company (“Opco” and, together with Kimbell, the “Buyer Parties”), entered into (i) a Securities Purchase Agreement (the “Springbok I Purchase Agreement”) with Springbok Energy Feeder Fund, LLC, a Delaware limited liability company, NGP XI Mineral Holdings, LLC, a Delaware limited liability company, Springbok Energy Feeder Fund A, LLC, a Delaware limited liability company, Springbok Investments, LLC, a Delaware limited liability company, Jasmine Interests, LLC, a Texas limited liability company, KLF Red Head Oil and Gas LLC, an Oklahoma limited liability company, Fielding and Rita Claytor, each a resident of the State of Texas, Silver Spur Resources, LLC, a Texas limited liability company, Virginia Altick, a resident of the State of Texas, and Springbok Class B Vehicle, LP, a Delaware limited partnership (collectively, the “Springbok I Sellers”), and (ii) a Securities Purchase Agreement (the “Springbok II Purchase Agreement” and, together with the Springbok I Purchase Agreement, the “Springbok Purchase Agreements”) with Springbok Energy Partners II Holdings, LLC, a Delaware limited liability company (the “Springbok II Seller” and, together with the Springbok I Sellers, the “Sellers”). The transactions contemplated by the Springbok Purchase Agreements are referred to herein as the “Springbok Acquisition.”

Pursuant to the terms of the Springbok Purchase Agreements, the Buyer Parties have agreed to acquire all of the equity interests in certain subsidiaries owned by the Sellers for aggregate consideration at closing comprising (i) $95 million in cash, consisting of approximately $44.8 million in cash pursuant to the Springbok I Purchase Agreement and approximately $50.2 million in cash pursuant to the Springbok II Purchase Agreement, (ii) the issuance of 2,224,358 common units representing limited partner interests in Kimbell (“Common Units”) to the Springbok I Sellers pursuant to the Springbok I Purchase Agreement and (iii) the issuance of 2,497,134 common units representing limited liability company interests in Opco (“Opco Common Units”) and an equal number of Class B units representing limited partner interests in Kimbell (“Class B Units”) to the Springbok II Seller pursuant to the Springbok II Purchase Agreement. The Opco Common Units, together with the Class B Units, are exchangeable for an equal number of Common Units. The consideration for the Springbok Acquisition is subject to certain adjustments as set forth in the Springbok Purchase Agreements. The Common Units, Opco Common Units and Class B Units will be issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

The Buyer Parties and the Sellers each made certain representations, warranties and covenants in the Springbok Purchase Agreements, including to conduct their respective businesses in the ordinary course during the period between the execution of the Springbok Purchase Agreements and the closing, subject to certain exceptions. The Buyer Parties, on the one hand, and the Springbok I Sellers and the Springbok II Seller, on the other hand (under their respective Springbok Purchase Agreements), agreed to indemnify each other and their respective directors, officers, partners, members, managers, employees, agents and advisors against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain negotiated limitations and survival periods set forth in the Springbok Purchase Agreements.

The Springbok Purchase Agreements provide that, during the period from the date of the signing of the Springbok Purchase Agreements until the closing of the Springbok Acquisition or termination of the Springbok Purchase

Agreements, the Sellers will be subject to certain restrictions on their ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals. In addition, pursuant to the terms of the Springbok Purchase Agreements, the Sellers have agreed, effective as of the closing of the Springbok Acquisition and subject to certain exceptions, not to dispose of the Common Units, Opco Common Units or Class B Units for a period of 120 days following the closing. Pursuant to the Springbok Purchase Agreements, Kimbell has agreed to grant certain registration rights in favor of the Sellers who will receive Common Units or Class B Units and Opco Common Units under the Springbok Purchase Agreements. Following the closing of the Springbok Acquisition, among other things, Kimbell has agreed to (i) prepare a shelf registration statement or an amendment to its existing shelf registration statement, in either event, with respect to the resale of the Common Units to be issued to the Springbok I Sellers under the Springbok I Purchase Agreement and the resale of the Common Units issuable upon the conversion of the Opco Common Units and a corresponding number of Class B Units to be issued to the Springbok II Seller under the Springbok II Purchase Agreement (“Registrable Securities”) that would permit some or all of the Registrable Securities to be resold in registered transactions (the “Shelf Registration Statement”), file the Shelf Registration Statement with the Securities and Exchange Commission (“SEC”) within 30 days of the closing of the Springbok Acquisition and use its reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as reasonably practicable following such filing, but in any event within 120 days of the closing of the Springbok Acquisition, (ii) use its reasonable best efforts to maintain the effectiveness of the Shelf Registration Statement for the maximum period permitted by the SEC while the Sellers and each of their transferees that hold Registrable Securities are in possession of Registrable Securities, and (iii) under certain circumstances, conduct underwritten offerings of or including Registrable Securities.

The closing of each Springbok Acquisition is conditioned upon, among other factors, the closing of the other Springbok Acquisition. Completion of the Springbok Acquisition is further subject to the satisfaction or waiver of certain customary closing conditions as set forth in the Springbok Purchase Agreements. The Springbok Acquisition is expected to close in the second quarter of 2020, with an effective date of October 1, 2019. For purposes of clarity, the term “Springbok Acquisition” refers to two separate acquisitions to be consummated pursuant to two separate purchase agreements involving separate consideration. While the closings under those purchase agreements are cross-conditioned on one another, each of the Buyer Parties and the applicable Seller may make separate and independent determinations and elections and may separately and independently exercise rights under those purchase agreements.

Kimbell intends to finance a portion of the purchase price for the Springbok Acquisition that is due at closing, subject to market conditions and other factors, with net proceeds from an underwritten public offering of Common Units. In the event that an underwritten public offering has not been consummated by January 22, 2020 or the net proceeds from the underwritten public offering of Common Units are less than $65 million, the Springbok Purchase Agreements may be terminated by the Buyer Parties or the Sellers. The Buyer Parties may also terminate the Springbok Purchase Agreements if a Seller commits certain breaches of its representations and warranties or fails to perform its covenants and agreements or if a governmental authority has issued a final order prohibiting the consummation of the Springbok Acquisition, in each case, subject to certain exceptions. Similarly, the Sellers may terminate their applicable Springbok Purchase Agreement if the Buyer Parties commit certain breaches of their representations and warranties or fail to perform their covenants and agreements or if a governmental authority has issued a final, non-appealable order prohibiting the consummation of the Springbok Acquisition, in each case, subject to certain exceptions. Furthermore, the Springbok Purchase Agreements may be terminated if the Springbok Acquisition has not closed by June 2, 2020.

The foregoing description of the Springbok Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the text of each of the Springbok Purchase Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

The Springbok Purchase Agreements are filed herewith to provide investors with information regarding their respective terms. The Springbok Purchase Agreements are not intended to provide any other factual information about the parties to those agreements. In particular, the assertions embodied in the representations and warranties contained in the Springbok Purchase Agreements were made as of the date of the Springbok Purchase Agreements only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Springbok Purchase Agreements. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Springbok Purchase Agreements. Moreover, certain representations and warranties in the Springbok Purchase Agreements may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Springbok Purchase Agreements as characterizations of the actual statements of fact about the parties.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The private placements of the Common Units, Opco Common Units and Class B Units under the Springbok Purchase Agreements, together with any Common Units that are issued upon a future exchange election by the holders of the Opco Common Units and Class B Units, will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 7.01                                           Regulation FD Disclosure.

On January 9, 2020, Kimbell issued a news release announcing that it has entered into the Springbok Purchase Agreements. A copy of the news release is attached hereto, furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01 (including Exhibit 99.1 ) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01                                           Other Events.

Oklahoma Acquisition

On November 6, 2019, Kimbell acquired various mineral and royalty interests in Oklahoma for an aggregate purchase price of approximately $9.9 million (the “Oklahoma Acquisition”), which was funded with borrowings under Kimbell’s revolving credit facility. The assets acquired in the Oklahoma Acquisition consisted of approximately 279,680 gross royalty acres (approximately 189 net royalty acres). As of August 1, 2019, the assets acquired in the Oklahoma Acquisition consisted of 878 gross producing wells, 51 drilled but uncompleted wells and 918 additional upside locations. As of August 1, 2019, the 878 gross producing wells had an average net daily net production of 202 Boe/d, comprising approximately 44% oil, 28% natural gas and 28% natural gas liquids (“NGLs”) (on an oil-equivalent basis using a conversion factor of six Mcf of natural gas per barrel of “oil equivalent,” which is based on approximate energy equivalency and does not reflect the price or value relationship between oil and natural gas, which is referred to herein as a “6:1 basis”).

Buckhorn Acquisition

As previously announced, on December 12, 2019, Kimbell acquired certain mineral and royalty interests (the “Buckhorn Acquisition”) from Buckhorn Resources GP, LLC and its affiliates in exchange for 2,169,348 Opco Common Units and an equal number of Class B Units for total consideration valued at approximately $36.3 million. The assets acquired in the Buckhorn Acquisition consisted of approximately 86,000 gross royalty acres (approximately 400 net royalty acres). As of July 1, 2019, the assets acquired in the Buckhorn Acquisition consisted of 504 gross producing wells, 38 drilled but uncompleted wells and 519 additional upside locations. As of July 1, 2019, the 504 gross producing wells had an average daily net production of 270 Boe/d, comprising approximately 83% oil, 11% natural gas and 6% NGLs (on a 6:1 basis).

Springbok Acquisition

As described more fully in Item 1.01 of this Current Report on Form 8-K, the Buyer Parties have agreed to acquire all of the equity interests in certain subsidiaries owned by the Sellers pursuant to the Springbok Purchase Agreements (the assets acquired in the Springbok Acquisition, the “Springbok Assets”). Kimbell estimates that, as of October 1, 2019, the Springbok Assets included 2,160 net royalty acres across the Delaware Basin, DJ Basin, Haynesville Shale, STACK, Eagle Ford Shale and other leading basins. Kimbell estimates that, as of October 1, 2019, the Springbok Assets produced 2,533 Boe/d (on a 6:1 basis) with an average realized cash margin of $21.92 per Boe. Kimbell further estimates that, as of October 1, 2019, the Springbok Assets consisted of 6.8 net (1,493 gross) proved developed producing horizontal wells, 0.8 net (231 gross) drilled but uncompleted wells and 1.0 net

(164 gross) permit locations, as compared to 0.9 net (228 gross) drilled but uncompleted wells and 0.9 net (192 gross) permit locations as of October 1, 2018. For the twelve months ended September 30, 2019, Kimbell estimates that 1.5 net (344 gross) wells turned to sales. Kimbell also estimates that the Springbok Assets include 7.7 net (1,042 gross) identified undeveloped locations as of October 1, 2019. As of December 31, 2019, there were more than 90 operators on the Springbok Assets, including Centennial Resource Development, Inc., EOG Resources Inc., PDC Energy, Inc., Marathon Oil Company, Ovintiv Inc. (f/k/a Encana Corp.), Comstock Resources, Inc., Continental Resources, Inc., Apache Corporation, BP p.l.c. and Devon Energy Corp.

As of September 30, 2019 and including run-rate production attributable to the Springbok Acquisition, the Buckhorn Acquisition and the Oklahoma Acquisition, Kimbell estimates that 24% of its total production, comprising approximately 32% of its oil production, 20% of its natural gas production and 28% of its NGL production (on a 6:1 basis), will be derived from conventional assets, including certain enhanced oil recovery projects. After taking the Springbok Acquisition into account, Kimbell estimates that over 96% of all rigs operating in the continental United States as of December 31, 2019 are located in counties where Kimbell holds mineral and royalty interests. Further, Kimbell estimates that 93 rigs would have been actively drilling on its combined acreage as of December 31, 2019, which would have accounted for approximately 12% of all rigs operating in the continental United States at such date.

The below table summarizes Kimbell’s estimates regarding the mineral and royalty interests comprising the Springbok Assets by U.S. basins and producing regions.

	As of October 1, 2019
	Gross Royalty Acreage	Net Royalty Acreage (1)	Daily Production (Boe/d) (2)(3)	Gross Producing Wells	Net Producing Wells	Gross Drilled but Uncompleted Wells	Net Drilled but Uncompleted Wells	Gross Permitted Locations	Net Permitted Locations	Active Rigs as of December 31, 2019
Delaware	55,750	437	431	206	1.1	61	0.3	42	0.3	4
Eagle Ford	7,129	47	182	94	0.5	20	0.1	10	0.1	1
Bakken	14,976	92	92	86	0.4	13	0.1	3	<0.1	0
DJ	26,122	207	287	290	1.3	73	0.1	65	0.5	2
Haynesville	22,354	246	742	98	0.8	16	0.1	1	<0.1	1
STACK	51,830	476	338	154	0.9	20	0.1	25	<0.1	0
Midland	7,367	53	93	44	0.3	—	—	3	<0.1	0
Other (4)	72,082	602	368	521	1.5	28	<0.1	15	<0.1	6
Total	257,610	2,160	2,533	1,493	6.8	231	0.8	164	1.0	14

(1)                                  Net royalty acreage is calculated as the sum of the net revenue interest in each acre multiplied by the number of acres.

(2)                                  “Btu-equivalent” production volumes are presented on an oil-equivalent basis using a conversion factor of six Mcf of natural gas per barrel of “oil equivalent,” which is based on approximate energy equivalency and does not reflect the price or value relationship between oil and natural gas.

(3)                                  Daily production from the Springbok Assets is based on run-rate production as of October 1, 2019, which is the effective date of the Springbok Acquisition. As of October 1, 2019, production from the Springbok Assets consisted of approximately 823 Bbl per day of oil, 279 Bbl per day of NGLs and 8,584 Mcf/d of natural gas, with over 70% of the cash flow associated with such production derived from oil and NGLs.

(4)                                  Other locations include Arkoma, Barnett Shale, Cotton Valley, Marcellus Shale, SCOOP, Texas Panhandle and Utica.

In addition, Kimbell estimates that the average estimated five-year decline rate for its combined proved developed producing reserves, assuming the Springbok Acquisition closes as described in Item 1.01 of this Current Report on Form 8-K, would be approximately 14%. Reserve engineering is a complex and subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates prepared by one engineer may vary from those prepared by another. Estimates of proved reserves for Kimbell’s oil and gas properties as of December 31, 2019 will be prepared by Ryder Scott Company, L.P. using the information available at that time, and estimates of proved reserves related to the Springbok Acquisition will be prepared by Ryder Scott Company, L.P. as of December 31, 2020. Upon completion of their review, the estimate of the proved reserves for Kimbell’s oil and gas properties as of December 31, 2019 will be different from the estimate of the proved reserves for Kimbell’s oil and gas properties as of December 31, 2018, and the estimates of proved reserves relating to the Springbok Assets as of December 31, 2020 will be different from Kimbell management’s estimates of such reserves as of October 1, 2019.

Kimbell’s assessment and estimates of the assets to be acquired in the Springbok Acquisition to date has been limited. Even by the time of closing, Kimbell’s assessment of these assets will not reveal all existing or potential problems, nor will it permit Kimbell to become familiar enough with the properties to assess fully their capabilities and deficiencies. Moreover, there can be no assurance that Kimbell and Opco will consummate the Springbok Acquisition on the terms described in Item 1.01 of this Current Report on Form 8-K or at all. Even if Kimbell and Opco consummate the Springbok Acquisition, they may not be able to achieve the expected benefits of the Springbok Acquisition.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and in the exhibits hereto includes forward-looking statements. These forward-looking statements, which include statements regarding the anticipated benefits of the Oklahoma Acquisition, the Buckhorn Acquisition and the Springbok Acquisition (collectively, the “Acquisitions”), operational data with respect to the Acquisitions, the expected timing of the closing of the Springbok Acquisition and the financing of the Springbok Acquisition, involve risks and uncertainties, including risks that the anticipated benefits of the Acquisitions are not realized; risks relating to Kimbell’s integration of the assets associated with the Acquisitions; risks relating to the possibility that the Springbok Acquisition does not close when expected or at all because any conditions to the closing are not satisfied on a timely basis or at all; and risks relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K is filed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell’s filings with the SEC. These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks relating to the impairment of oil and natural gas properties; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; risks relating to Kimbell’s hedging activities; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks relating to delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to borrowing base redeterminations by Kimbell’s lenders; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to acquisitions, dispositions and drop downs of assets; risks relating to Kimbell’s ability to realize the anticipated benefits from and to integrate acquired assets, including the assets acquired in the Acquisitions; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1*

Securities Purchase Agreement, dated as of January 9, 2020, among Springbok Energy Feeder Fund, LLC, a Delaware limited liability company, NGP XI Mineral Holdings, LLC, a Delaware limited liability company, Springbok Energy Feeder Fund A, LLC, a Delaware limited liability company, Springbok Investments, LLC, a Delaware limited liability company, Jasmine Interests, LLC, a Texas limited liability company, KLF Red Head Oil and Gas LLC, an Oklahoma limited liability company, Fielding and Rita Claytor, each a resident of the State of Texas, Silver Spur Resources, LLC, a Texas limited liability company, Virginia Altick, a resident of the State of Texas, and Springbok Class B Vehicle, LP, a Delaware limited partnership, Kimbell Royalty Partners, LP, a Delaware limited partnership, and Kimbell Royalty Operating, LLC, a Delaware limited liability company

10.2*

Securities Purchase Agreement, dated as of January 9, 2020, among Springbok Energy Partners II Holdings, LLC, a Delaware limited liability company, Kimbell Royalty Partners, LP, a Delaware limited partnership, and Kimbell Royalty Operating, LLC, a Delaware limited liability company

99.1	News release issued by Kimbell Royalty Partners, LP, dated January 9, 2020

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish supplementally a copy of each such schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

	By:	Kimbell Royalty GP, LLC,
its general partner

	By:	/s/ Matthew S. Daly
Matthew S. Daly
Chief Operating Officer

Date: January 9, 2020